EXHIBIT 99.2
PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH
Unaudited Pro Forma
Combined Condensed Financial Statements
On November 30, 2007 (the “Effective Date”), Parametric Technology Corporation (“PTC”) completed the acquisition of privately held CoCreate Software GmbH (“CoCreate”) through Parametric Technology GmbH, a wholly-owned subsidiary of PTC (“Purchaser”), pursuant to the terms of a Share Purchase Agreement dated as of October 31, 2007 by and among Max Participations II, S.a.r.l., Mr. William Gascoigne and Mr. Anand Gowda (“Sellers”), CoCreate, PTC and Purchaser, as amended by an Amendment Agreement dated as of November 30, 2007 by and among Sellers, CoCreate, PTC and Purchaser (together, the “Share Purchase Agreement”). PTC acquired all of the outstanding capital stock of CoCreate. The aggregate purchase price was approximately $249.4 million in cash, net of cash acquired. Included in the aggregate purchase price is the consideration paid to cancel and terminate all CoCreate stock appreciation rights. No PTC common stock or stock options were issued in the acquisition. The purchase price allocation is preliminary and a final determination of required purchase accounting adjustments will be made upon the completion of PTC’s evaluation of the assets acquired and liabilities assumed, which is expected to occur during the fiscal quarter ending March 29, 2008.
In addition to the acquisition of CoCreate, during the first quarter of fiscal 2008, PTC acquired two other businesses for approximately $14 million in cash, net of cash acquired. Results of operations for PTC would not have been materially different if presented on a pro forma basis including these acquisitions. They are excluded from the pro forma results included herein.
The unaudited combined condensed pro forma balance sheet as of September 30, 2007 is based on the individual balance sheets of PTC as of September 30, 2007 and CoCreate as of October 31, 2007 and is prepared as if the acquisition of CoCreate had occurred on September 30, 2007. The unaudited combined condensed pro forma statement of operations for the year ended September 30, 2007 is based on PTC’s results of operations for its fiscal year ended September 30, 2007 combined with CoCreate’s results of operations for its fiscal year ended October 31, 2007 and is prepared as if the acquisition of CoCreate had occurred on October 1, 2006.
The unaudited pro forma adjustments are based upon available information and assumptions that PTC believes are reasonable. The unaudited pro forma combined condensed financial statements and related notes thereto should be read in conjunction with PTC’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2007, filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2007. In addition, this unaudited combined condensed pro forma information should be read in conjunction with the historical consolidated financial statements of CoCreate included within this Amendment No. 1 to Current Report on Form 8-K.
These unaudited combined condensed pro forma financial statements are prepared for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of CoCreate been consummated (i) as of October 1, 2006 for the unaudited combined condensed pro forma statements of operations and (ii) as of September 30, 2007 for the unaudited combined condensed pro forma balance sheet. The unaudited pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of PTC and CoCreate.

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH
Unaudited Pro Forma
Combined Condensed Balance Sheet
as of September 30, 2007
(In thousands)

	Historical
	September 30, 2007	October 31, 2007	October 31, 2007	Pro Forma		Pro Forma
	Parametric	CoCreate (in EUR)	CoCreate (in USD)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$263,271	$8,321	$12,017	$(44,675	) (A)	$230,613
Accounts receivable, net	217,101	9,374	13,538	—		230,639
Deferred tax assets	27,365	68	98	544	(G)	28,007
Prepaid expenses and other current assets	86,894	976	1,410	—		88,304

Total current assets	594,631	18,739	27,063	(44,131)		577,563

Property and equipment, net	54,745	555	802	—		55,547
Goodwill	244,497	38,443	55,519	105,321	(B)	405,337
Other intangible assets, net	80,555	103,559	149,560	(18,445	) (C)	211,670
Deferred tax assets	69,969	—	—	—		69,969
Other assets	45,916	5,408	7,810	(5,933	) (D)	47,793

Total assets	$1,090,313	$166,704	$240,754	$36,812		$1,367,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,715	$1,079	$1,558	$—		$20,273
Current portion of long-term debt	—	866	1,250	(1,250	) (D)	—
Revolving credit facility	—	—	—	220,000	(D)	220,000
Customer advances	40,297	—	—	—		40,297
Accrued expenses and other current liabilities	152,590	5,641	8,147	1,916	(E)	162,653
Deferred revenue	218,740	14,727	21,269	(4,523	) (F)	235,486

Total current liabilities	430,342	22,313	32,224	216,143		678,709
Deferred tax liabilities	—	24,551	35,457	(8,237	) (G)	27,220
Other long-term liabilities	57,040	1,932	2,790	—		59,830
Long-term debt	—	131,647	190,125	(190,125	) (D)	—
Deferred revenue	8,424	—	—	—		8,424

Commitments and contingencies	—	—	—	—		—

Stockholders’ equity (deficit)	594,507	(13,739)	(19,842)	19,031	(H)	593,696

Total liabilities & stockholders’ equity	$1,090,313	$166,704	$240,754	$36,812		$1,367,879

See accompanying notes to unaudited pro forma combined condensed financial statements.

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH
Unaudited Pro Forma
Combined Condensed Statement of Operations
For the Twelve Months Ended September 30, 2007
(In thousands, except per share data)

	Historical
	September 30, 2007	October 31, 2007	October 31, 2007	Pro Forma		Pro Forma
	Parametric	CoCreate (in EUR)	CoCreate (in USD)	Adjustments		Combined
Revenue:
License	$296,125	$13,784	$18,468	$—		$314,593
Service	645,154	44,214	59,237	—		704,391

Total revenue	941,279	57,998	77,705	—		1,018,984

Costs and expenses:
Cost of license revenue	16,083	1,144	1,533	8,351	(C)	25,967
Cost of service revenue	274,727	7,926	10,619	—		285,346
Sales and marketing	292,215	10,996	14,732	—		306,947
Research and development	162,351	8,995	12,051	—		174,402
General and administrative	79,777	4,193	5,618	—		85,395
Amortization of intangibles	7,467	15,773	21,132	(13,223	) (C)	15,376
In-process research and development	544	—	—	—		544
Restructuring and other charges	15,347	—	—	—		15,347

Total costs and expenses	848,511	49,027	65,685	(4,872)		909,324

Operating income	92,768	8,971	12,020	4,872		109,660
Interest income	9,868	457	612	(2,289	) (I)	8,191
Interest expense	(469)	(14,377)	(19,262)	7,441	(J)	(12,290)
Other income (expense), net	(2,507)	6,764	9,062	(10,356	) (K)	(3,801)

Income (loss) before income taxes	99,660	1,815	2,432	(332)		101,760
Provision for (benefit from) income taxes	(43,996)	11,914	15,962	570	(L)	(27,464)

Net income (loss)	$143,656	$(10,099)	$(13,530)	$(902)		$129,224

Earnings per share — Basic	$1.27					$1.15
Earnings per share — Diluted	$1.22					$1.10
Weighted average shares outstanding — Basic	112,734					112,734
Weighted average shares outstanding — Diluted	117,494					117,494
See accompanying notes to unaudited pro forma combined condensed financial statements.

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
(1)	Basis of Pro Forma Presentation
The unaudited pro forma combined condensed balance sheet as of September 30, 2007 and the unaudited pro forma combined condensed statement of operations for the year ended September 30, 2007 are based on the historical financial statements of PTC and CoCreate at their respective fiscal period-end dates after giving effect to PTC’s acquisition of CoCreate and the assumptions and adjustments described in the notes herein. CoCreate’s fiscal year ends on October 31; PTC’s fiscal year ends on September 30. In addition, certain historical CoCreate balances have been reclassified to conform to the pro forma combined presentation. Transactions between PTC and CoCreate were nominal during the periods presented. No pro forma adjustments were necessary in order to conform CoCreate’s accounting policies to PTC’s accounting policies.
The unaudited pro forma combined condensed balance sheet as of September 30, 2007 is presented as if the acquisition had occurred on September 30, 2007 and, due to the different fiscal period ends of the companies, combines the historical balance sheet for PTC at September 30, 2007 with the historical balance sheet of CoCreate at October 31, 2007. CoCreate’s historical balance sheet as of October 31, 2007 has been translated to U.S. Dollars using the period end rate of 1.4442 US Dollars per Euro.
The unaudited pro forma combined condensed statement of operations of PTC and CoCreate for the year ended September 30, 2007 is presented as if the acquisition had taken place on October 1, 2006 and, due to different fiscal period ends of the companies, combines the historical results of operations of PTC for the fiscal year ended September 30, 2007 with the historical results of operations of CoCreate for the fiscal year ended October 31, 2007. CoCreate’s historical statement of operations for the year ended October 31, 2007 has been translated to U.S. Dollars using an average rate of 1.3398 US Dollars per Euro.
The preliminary allocation of the purchase price used in the unaudited pro forma combined condensed financial statements is based upon a preliminary valuation of certain assets and liabilities acquired. PTC’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation that are not yet finalized relate to determining the fair values of leases, identifiable intangible assets, deferred support revenues, deferred taxes and restructuring costs, as well as the amount of resulting goodwill.
The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of PTC that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of PTC. The unaudited pro forma financial statements do not reflect any cost savings or incremental costs that may result from the integration of PTC and CoCreate. The unaudited pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of PTC included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.
(2)	CoCreate Acquisition
Pursuant to the Share Purchase Agreement dated November 30, 2007, PTC acquired all of the outstanding capital stock of CoCreate. CoCreate’s results of operations have been included in PTC’s consolidated financial statements beginning December 1, 2007.

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
The acquisition of CoCreate has been accounted for as a business combination. Assets acquired and liabilities assumed were recorded at their fair values as of November 30, 2007. The total preliminary purchase price for the acquisition was approximately $249.4 million in cash, net of cash acquired and is comprised of:

(in thousands)
Acquisition of CoCreate common stock	$65,672
Acquisition of CoCreate outstanding debt	194,192
Acquisition-related transaction costs	4,811

Total preliminary purchase price	264,675
Less: CoCreate cash on hand	(15,322)

Total preliminary purchase price, net of cash aquired	$249,353

Acquisition-related transaction costs include our estimated accrual related to investment banking, legal and accounting fees, and other external costs directly related to the acquisition. Until these costs are determined finally, the purchase price is preliminary.
The total purchase price will be allocated to CoCreate’s tangible assets, identifiable intangible assets and assumed liabilities based on their estimated fair values as of November 30, 2007. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities will be recorded as goodwill. Based upon a preliminary valuation, the total preliminary purchase price was allocated as follows:

(in thousands)
Goodwill	$154,622
Identifiable intangible assets	131,115
Net tangible assets, excluding deferred taxes	2,183
Net deferred tax liabilities	(22,140)
Integration accrual	(1,916)
In-process research and development	811

Total preliminary purchase price allocation	$264,675

The preliminary allocation of the purchase price was based upon a preliminary valuation, and is described in more detail below. PTC’s estimates and assumptions are subject to change upon the finalization of the valuation.
Goodwill amounts are not amortized, but rather are tested for impairment at least annually. If PTC determines that the value of goodwill has become impaired, PTC will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made. Identifiable intangible assets acquired consist of developed technology, tradenames, customer relationships, and non-compete agreements.
Purchased in-process research and development is related to one project under development, for which technological feasibility had not yet been established at the acquisition date and for which there was no alternative future use. The value of the purchased in-process research and development was determined using the excess earnings method, which discounts the projected cash flow of the intangible asset. Under this method, the projected cash flow of the intangible considers the contribution of other assets to the overall cash flow in order to isolate the economic benefit generated by the specific intangible asset. A risk-adjusted discount rate of 23% was used to reflect the overall risk associated with the project.

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Net tangible assets consist of the fair values of tangible assets less the fair values of assumed liabilities and obligations. Except for pension liabilities, deferred revenue, deferred taxes and restructuring accruals, net tangible assets were valued at the respective carrying amounts recorded by CoCreate, as PTC believes that their carrying value amounts approximate their fair values at the acquisition date. PTC is still assessing the fair value of the leases at the primary CoCreate locations.
The measurement date for CoCreate’s pension plans was October 31, 2007 and included an unrecognized gain of $10.6 million. In order to adjust the pension plans to fair value as of November 30, 2007, the plan asset values were recorded at fair market value as of that date and the pension obligations were rolled forward from the October 31, 2007 measurement date. This resulted in an increase to the net pension liabilities of $0.3 million.
Deferred revenues were reduced by $4.5 million in the pro forma combined condensed balance sheet, to adjust deferred revenue to an amount equivalent to the estimated cost plus an appropriate profit margin to perform the services related to CoCreate’s software support contracts as of November 30, 2007.
PTC has not yet finalized its integration plans related to CoCreate. Currently, PTC has recorded integration accruals for approximately $1.9 million for severance costs related to certain CoCreate employees, which is included in the purchase price allocation. There have been no pre-merger PTC restructuring plans identified related to the CoCreate integration. Any such restructuring costs will not be recorded as part of the CoCreate purchase price allocation, but instead will be reported in PTC’s statements of operations when incurred.
Net deferred tax liabilities include tax effects of fair value adjustments related to identifiable intangible assets, deferred revenues and pension liabilities. Upon the finalization of the combined company’s integration plans, additional adjustments to deferred taxes may be required. CoCreate’s tax provision of $16 million for the fiscal year ended October 31, 2007 includes the write-off of deferred tax assets related to a recapitalization completed during the year. The pro forma financial statements do not reflect any adjustments related to the recapitalization.
(3)	Pro Forma Adjustments
The following pro forma adjustments are included in the unaudited pro forma combined condensed balance sheet and statement of operations:
(A)	To record the following adjustments to cash based on actual cash flows at November 30, 2007:

(in thousands)
Cash paid for CoCreate common stock	$65,672
Cash paid for CoCreate outstanding debt	194,192
Cash paid for transaction costs	4,811

Total preliminary purchase price	264,675
Less: Debt financing	(220,000)

Cash used from PTC cash and cash equivalents	$44,675

(B)	To eliminate CoCreate’s historical goodwill and record preliminary fair value of goodwill:

	Historical	Preliminary
(in thousands)	CoCreate	Fair Value	Increase
Goodwill	$55,519	$160,840	$105,321

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(C)	To record the difference between the preliminary fair value and historical amount of intangible assets. PTC expects to amortize the acquired identifiable intangible assets using the straight-line method over the estimated useful lives indicated below:

	Historical	Preliminary	Increase	Annual	Estimated
(in thousands)	CoCreate, Net	Fair Value	(Decrease)	Amortization	Useful Life
Developed technology	$116,819	$55,061	$(61,758)	$8,351	7 yrs.
Customer relationships	27,402	72,649	45,247	6,705	11 yrs.
Trademarks	5,339	2,285	(3,054)	457	5 yrs.
Non-compete agreements	—	1,120	1,120	747	1.5 yrs.

Total identifiable intangible assets	$149,560	$131,115	$(18,445)

Post-acquisition amortization				$16,260

CoCreate historical amortization				$21,132

Net decrease in amortization				$(4,872)

Amortization adjustment recorded to Cost of License Revenue				$8,351
Amortization adjustment recorded to Amortization of Intangible Assets				$(13,223)
(D)	To reflect retirement of CoCreate’s historical debt and record PTC’s borrowing under its existing revolving credit facility. CoCreate had existing debt outstanding of approximately $191.4 million. The outstanding balance is related to two loans outstanding of $124.4 million and $67.0 million with interest rates based on LIBOR averaging 8.34% and 12.60%, respectively, for the period from May 16, 2007 to October 31, 2007. PTC borrowed approximately $220 million under its existing credit facility to fund the acquisition. This amount was borrowed under two tranches: a $36 million tranche at an annual interest rate of 5.8125% with accrued interest due after three months and a $184 million tranche at an annual interest rate of 5.4375%, with accrued interest due after six months. The interest rates for both tranches will reset after three and six months, respectively, if the principal is not yet repaid. The principal amounts borrowed are not due until February 10, 2011. For purposes of these pro forma financial statements, no interest rate resets were assumed, and the above stated rates were assumed constant for the full year. If the rates were to increase or decrease 0.125%, there would be a change in interest expense annually of approximately $0.3 million.

	Historical	Historical	Historical	Post	Increase
(in thousands)	Parametric	CoCreate	Combined	Acquisition	(Decrease)
Current portion of long-term debt	$—	$1,250	$1,250	$—	$(1,250)
Revolving credit facility	$—	$—	$—	$220,000	$220,000
Long-term debt	$—	$190,125	$190,125	$—	$(190,125)
Other assets	$45,916	$7,810	$53,726	$47,793	$(5,933)
Deferred financing fees of $5.9 million and $0.4 million are included on the balance sheet in other assets for CoCreate and PTC, respectively. The deferred financing fees related to the CoCreate debt were eliminated, upon the retirement of the debt.

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(E)	To record preliminary integration accruals of $1.9 million for severance related to certain CoCreate employees pursuant to EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination. PTC has not yet finalized its integration plans related to CoCreate.

(F)	To record the preliminary fair value adjustment to deferred revenue acquired. The preliminary fair value represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform the services related to CoCreate’s software support contracts based on deferred revenue balances of CoCreate as of November 30, 2007. The historical value of deferred revenue adjusted to a preliminary fair value resulted in a decrease of $4.5 million. The majority of the deferred revenue is related to CoCreate’s software support contracts. The deferred revenue fair value adjustment is not reflected in the income statement as it is a non-recurring charge.

(G)	To record deferred tax liabilities related to identifiable intangible assets, deferred revenue, and existing deferred taxes:

	Current	Long-term
	Deferred	Deferred Tax
(in thousands)	Tax Asset	Liability
CoCreate historical balances	$98	$35,457

Increase related to newly identified non-deductible intangible assets	—	30,695
Decrease related to historic non-deductible identifiable intangible assets	—	(37,129)
Increase due to fair value adjustment to deferred revenue	—	1,285
Decrease of deferred taxes not realizable post-acquisition (1)	—	(3,088)
Increase due to establishment of the integration accrual	544	—

Pro forma adjustments	$544	$(8,237)

CoCreate post-acquisition balances	$642	$27,220

(1)	Represents net operating loss carryforwards and other tax credits that are not realizable as a result of the acquisition.
(H)	To record the following adjustments to stockholders’ equity:

(in thousands)
To record the preliminary estimate of in-process research and development	$(811)
To eliminate CoCreate’s historical stockholders’ deficit	19,842

Total adjustments to stockholders’ equity	$19,031

(I)	To record lower interest income by $2.3 million on the $44.7 million of cash from PTC’s cash and cash equivalents utilized to fund the acquisition.

PARAMETRIC TECHNOLOGY CORPORATION
COCREATE SOFTWARE GMBH AND SUBSIDIARIES
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
(J)	To record the elimination of CoCreate historical interest expense and deferred financing fees amortization (see Note D), partially offset by interest expense on borrowings under PTC’s revolving credit facility of $220 million incurred to fund the acquisition. In addition, PTC incurred interest expense related to commitment fees for the unutilized portion of its revolving credit facility of $0.3 million, which would have been reduced as a result of the borrowing to fund the acquisition.

	Historical	Historical	Historical	Post	Increase
(in thousands)	CoCreate	Parametric	Combined	Acquisition	(Decrease)
Interest expense on borrowings	$15,119	$—	$15,119	$12,098	$(3,021)
Deferred financing fee amortization	4,143	179	4,322	179	(4,143)
Revolving credit facility commitment fees	—	290	290	13	(277)

	$19,262	$469	$19,731	$12,290	$(7,441)

(K)	To record the elimination of $10.4 million of currency gains related to CoCreate’s historical USD denominated debt.

(L)	To record the tax impact of $0.6 million on the net amount of total pro forma adjustments. The effective tax rate on these pro forma adjustments is different than CoCreate’s statutory German income tax rate of 37.9% due to the assumed non-deductibility of approximately $2.3 million of interest expense. In addition, the pro forma combined provision for income taxes does not reflect the amounts that would have resulted had PTC and CoCreate filed consolidated tax returns during the periods presented.
(4)	Restructuring Activities of Pre-Merger PTC
PTC is still assessing the expected pre-merger PTC restructuring costs associated with integrating CoCreate. No adjustment has been included in the pro forma combined condensed financial statements related to a potential restructuring. Such costs will not be recorded as part of the CoCreate purchase price allocation, but instead will be reported in PTC’s statements of operations when incurred.
(5)	Earnings Per Share
Pro forma basic earnings per share is computed using the weighted average number of common shares outstanding during the applicable period. Pro forma diluted earnings per share is computed using the weighted-average number of common shares outstanding during the applicable period, plus the dilutive effect of stock-based equity awards. As PTC paid cash for the CoCreate outstanding stock, no PTC stock or stock-based awards were issued at the time of the acquisition. As such, the pro forma weighted-average number of common shares and the diluted weighted-average shares outstanding are the same as PTC’s historical amounts.